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Exhibit 23.5

Consent of Independent Auditor

Ashford Inc.
Dallas, Texas

        We hereby consent to the incorporation by reference in this Registration Statement Form S-3 of Ashford Inc. of our report dated June 28, 2019, relating to the financial statements of Marietta Leasehold LP as of December 31, 2018 and 2017 and for the years then ended, contained in the Registration Statement.

        We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ BDO USA, LLP

Dallas, Texas
March 5, 2020

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  Exhibit 23.5
Consent of Independent Auditor